SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 10, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2005, Federated Department Stores, Inc. ("Federated") issued a press release announcing Federated's financial condition and results of operations as of and for the 13 and 26 weeks ended July 30, 2005. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains non-GAAP financial measures of diluted earnings per share, excluding costs related to the debt repurchase, and cash flow before financing activities. Management believes that diluted earnings per share, excluding costs related to the debt repurchase, is a useful measure in evaluating Federated's ability to generate earnings from operations and that providing such measure will allow investors to more readily compare the earnings referred to in the press release to the earnings provided by Federated in past and future periods. Management believes that excluding the costs related to the debt repurchase from the calculation of diluted earnings per share is particularly useful where the amount of such costs are not consistent in the periods presented. Management believes that cash flow before financing activities is a useful measure in evaluating Federated's ability to generate cash from operating and investing activities. Management believes that excluding cash flows from financing activities from the calculation of this measure is particularly useful where such financing activities are discretionary, as in the case of voluntary debt prepayments and share repurchases. However, the reader is cautioned that any non-GAAP financial measures provided by Federated are provided in addition to, and not as an alternative for, Federated's reported results prepared in accordance with GAAP. Certain items that may have a significant impact on Federated's financial position, results of operations and cash flows must be considered when assessing Federated's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures. Additionally, the methods used by Federated to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by Federated may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated dated August 10, 2005.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: August 10, 2005	By: /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Vice President and Controller

Exhibit 99.1
FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media- Jim Sluzewski
513/579-7764
Investor- Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

FEDERATED REPORTS SIGNIFICANTLY HIGHER SECOND QUARTER EARNINGS; EPS OF 84 CENTS AT UPPER END OF GUIDANCE RANGE

CINCINNATI, OHIO, August 10, 2005 - Federated Department Stores, Inc. today reported diluted earnings per share of 84 cents for the second quarter of 2005, ended July 30. Earnings were within the company's prior guidance of 80-85 cents per share.

This represents an increase of 95 percent over diluted earnings per share of 43 cents for the second quarter of 2004. Included in the year-ago quarter were one-time costs of $59 million, or 20 cents a diluted share, related to the company's repurchase of $274 million of its long-term debt. Excluding these one-time costs, Federated's diluted earnings per share in the 2004 second quarter would have been 63 cents.

For the first half of 2005, Federated reported diluted earnings per share of $1.56, an increase of 63 percent from 96 cents per share in the first half of 2004. Excluding costs related to the debt repurchase, diluted earnings per share for the first half of 2004 were $1.16.

Terry J. Lundgren, Federated's chairman, president and chief executive officer, said the company is pleased with performance to date in 2005. Sales growth is expected to accelerate in the second half of the year as the company continues implementation of its strategic priorities to improve assortments, pricing, the shopping experience and marketing.

"We look forward to completing two important transactions in the third quarter - our merger with The May Department Stores Company, and the sale of Federated's owned proprietary and Visa credit receivables to Citigroup," Lundgren said. "This will represent the beginning of a new era for our company, and a period of positive long-term change that we believe will benefit our customers, employees and shareholders.

"In the short-term, however, we are firmly focused on serving customers and delivering results through the holiday selling season. We have been careful not to disrupt or distract the Federated or May organizations so they can remain committed to achieving plans for the third and fourth quarters," he said.

Sales

Sales of $3.623 billion for the second quarter of 2005 were up 1.2 percent over sales of $3.581 billion in the same period last year. On a same-store basis, Federated's second quarter sales were up 1.1 percent.

For the year to date, Federated's sales totaled $7.264 billion, an increase of 1.9 percent over sales of $7.131 billion in the same period last year. On a same-store basis, Federated's first-half sales were up 1.8 percent.

In the second quarter of 2005, the company opened a new Macy's East store in Wheaton, MD.

Operating Income

Federated's operating income totaled $291 million or 8.0 percent of sales for the quarter ended July 30, 2005, compared to operating income of $245 million or 6.8 percent of sales for the comparable period last year. The company's operating income for the first half of 2005 was $543 million or 7.5 percent of sales, compared to $462 million or 6.5 percent of sales in the same period of 2004.

Federated's operating income included store closing, centralization and consolidation costs of $31 million for the second quarter of 2004 and $50 million for the first half of 2004.

Cash Flow

Cash flow from operating activities was $665 million in the first half of 2005, compared to $586 million in the same period last year. After first-half investing activities of $237 million this year and $281 million last year, cash flow before financing activities was $428 million compared to $305 million in the same period last year.

The company repurchased no shares of Federated common stock in the first half. There were an average of 175.7 million diluted shares outstanding for the second quarter of 2005, compared to 182.0 million in the same period last year.

Looking Ahead

Federated expects same-store sales increases of approximately 3 percent in each of the third and fourth quarters. The company does not plan to issue guidance on its third or fourth quarter earnings until after the May merger closes.

Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.6 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com and Bloomingdale's By Mail.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Federated and May, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Federated's and May's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements because of a variety of factors, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs associated with the renovation, conversion and transitioning of stores; competitive pressures from department and specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, and all other retail channels; and general consumer-spending levels, including the impact of the availability and level of consumer debt, and the effects of weather. Additional factors that could cause Federated's and May's results to differ materially from those described in the forward-looking statements can be found in the 2004 Forms 10-K of Federated and May filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

(NOTE: Additional information on Federated is available on the Internet at www.fds.com/pressroom. A webcast of Federated's second quarter earnings call with analysts will be held beginning at 10:30 a.m. ET on Wednesday, August 10. Pre-registration is requested. Those unable to access the webcast at www.fds.com may call 1-866-215-1938 to listen to the audio in real time. The webcast will be archived for replay beginning approximately two hours after the conclusion of the live call.)

FEDERATED DEPARTMENT STORES, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		26 Weeks Ended
	July 30,	July 31,	July 30,	July 31,
	2005	2004	2005	2004

Net sales	$ 3,623	$ 3,581	$ 7,264	$ 7,131

Cost of sales (Note 2)	2,126	2,111	4,302	4,234

Percent to sales	58.7%	59.0%	59.2%	59.4%

Gross margin	1,497	1,470	2,962	2,897

Percent to sales	41.3%	41.0%	40.8%	40.6%

Selling, general and administrative expenses (Note 3)	1,206	1,225	2,419	2,435

Percent to sales	33.3%	34.2%	33.3%	34.1%

Operating income	291	245	543	462

Percent to sales	8.0%	6.8%	7.5%	6.5%

Interest expense - net (Note 4)	(54)	(119)	(108)	(179)

Income before income taxes	237	126	435	283

Federal, state and local income tax expense	(89)	(48)	(164)	(108)

Net Income	$ 148	$ 78	$ 271	$ 175

Basic Earnings per Share	$ .87	$ .44	$ 1.60	$ .97

Diluted Earnings per Share (Note 5)	$ .84	$ .43	$ 1.56	$ .96

Average common shares:
Basic	171.2	179.1	170.0	179.8
Diluted	175.7	182.0	174.2	183.1

Depreciation and amortization expense	$ 178	$ 178	$ 356	$ 355

FEDERATED DEPARTMENT STORES, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

Notes:

(1)   Because of the seasonal nature of the retail business, the results of operations for the 13 and 26 weeks ended July 30, 2005 and July 31, 2004 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year. Certain reclassifications were made to prior period amounts to conform with the classifications of such amounts for the most recent period.

(2)   Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of this method did not impact cost of sales for the 13 and 26 weeks ended July 30, 2005 or July 31, 2004. For the 13 weeks ended July 31, 2004, cost of sales includes inventory valuation adjustments of $13 million primarily related to the Macy's home store centralization. For the 26 weeks ended July 31, 2004, cost of sales includes inventory valuation adjustments of $17 million related to the Macy's home store centralization and the Burdines-Macy's consolidation.

(3)   For the 13 weeks ended July 31, 2004, selling, general and administrative ("SG&A") expenses include $18 million of costs incurred in connection with the Macy's home store centralization, the Burdines-Macy's consolidation and other store closings. For the 26 weeks ended July 31, 2004, SG&A expenses include $33 million of costs incurred in connection with the Macy's home store centralization, the Burdines-Macy's consolidation and other store closings.

(4)   Interest expense for the 13 and 26 weeks ended July 31, 2004 includes $59 million of one-time costs, or 20 cents a diluted share, associated with the repurchase of $274 million of Federated's 8.5% senior notes due 2010.

(5)   For the 13 and 26 weeks ended July 31, 2004, store closing and consolidation costs and Macy's home store centralization costs (See notes 2 and 3) amounted to $.11 and $.17 per diluted share, respectively.

FEDERATED DEPARTMENT STORES, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	July 30,	January 29,	July 31,
	2005	2005	2004
ASSETS:
Current Assets:
Cash	$ 1,399	$ 868	$ 605
Accounts receivable	3,271	3,418	3,062
Merchandise inventories	3,259	3,120	3,355
Supplies and prepaid expenses	121	104	112
Total Current Assets	8,050	7,510	7,134

Property and Equipment - net	5,824	6,018	6,019
Goodwill	260	260	262
Other Intangible Assets - net	378	378	378
Other Assets	707	719	272

Total Assets	$15,219	$14,885	$14,065

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt	$ 1,229	$ 1,242	$ 691
Accounts payable and accrued liabilities	2,715	2,707	2,672
Income taxes	178	324	192
Deferred income tax assets	29	28	-
Total current liabilities	4,151	4,301	3,555

Long-Term Debt	2,634	2,637	3,040
Deferred Income Taxes	1,224	1,199	1,029
Other Liabilities	597	581	595
Shareholders' Equity	6,613	6,167	5,846

Total Liabilities and Shareholders' Equity	$15,219	$14,885	$14,065

FEDERATED DEPARTMENT STORES, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

	26 Weeks Ended July 30, 2005	26 Weeks Ended July 31, 2004
Cash flows from operating activities:
Net income	$ 271	$ 175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	355	354
Amortization of financing costs	2	4
Amortization of unearned restricted stock	1	1
Changes in assets and liabilities:
Decrease in proprietary and other accounts receivable not separately identified	223	241
Increase in merchandise inventories	(139)	(140)
Increase in supplies and prepaid expenses	(17)	(13)
Decrease in other assets not separately identified	10	1
Increase in accounts payable and accrued liabilities not separately identified	64	82
Decrease in current income taxes	(147)	(168)
Increase in deferred income taxes	26	32
Increase in other liabilities not separately identified	16	17
Net cash provided by operating activities	665	586

Cash flows from investing activities:
Purchase of property and equipment	(143)	(175)
Capitalized software	(32)	(37)
Increase in non-proprietary accounts receivable	(76)	(96)
Collection of note receivable	-	20
Disposition of property and equipment	14	7
Net cash used by investing activities	(237)	(281)

Cash flows from financing activities:
Debt issued	-	34
Debt repaid	(16)	(361)
Dividends paid	(46)	(47)
Decrease in outstanding checks	(55)	(27)
Acquisition of treasury stock	(7)	(353)
Issuance of common stock	227	129
Net cash provided (used) by financing activities	103	(625)

Net increase (decrease) in cash	531	(320)
Cash at beginning of period	868	925

Cash at end of period	$ 1,399	$ 605

Note - Certain reclassifications were made to prior year's amounts to reflect increases in non-proprietary accounts receivable as cash used by investing activities instead of operating activities to conform with the classifications of such amounts for the most recent year.